EXHIBIT 10.33

AMENDMENT No. 2 TO
THE PROFIT SHARING PLAN OF
QUEST DIAGNOSTICS INCORPORATED

          The Profit Sharing Plan of Quest Diagnostics Incorporated, whose predecessor was originally effective October 1, 1973, as presently maintained under an amendment and restatement made effective as of January 1, 2007, and as amended generally effective as of January 1, 2008, is hereby further amended, generally effective as of January 1, 2009, except as specifically stated herein, in the following respects:

1. A new paragraph is added at the end of the “Introduction” to provide as follows:

“The Plan is hereby again further amended to reflect the merger, effective July 14, 2009, of the HemoCue, Inc. 401(k) Profit Sharing Plan and the transfer, effective July 14, 2009, of accounts under the 401(k) Savings Plan of Quest Diagnostics Incorporated of present and past employees of Specialty Laboratories, Inc. into the Plan.”

2. The definition of “Merged Plan” is amended in its entirety, effective July 14, 2009, to provide as follows.

“Merged Plan — The Advance Medical Plan, the AML-East Plan, the AML-West Plan, the CBCLS Plan, the CDS Plan, the CPF Pension Plan, the CPF Savings Plan, the Damon Plan, the DeYor Plan, the LabPortal Plan, the Maryland Medical Laboratory Plan, the MedPlus Plan, the MetWest Plan, the Nichols Institute Plan, the Podiatric Pathology Laboratories Plan, the Statlab Plan, the Unilab Plan, the LabOne (k) Plan, the LabOne Pension Plan, the Focus Diagnostics, Inc. Profit Sharing and 401(k) Plan and the HemoCue, Inc. 401(k) Profit Sharing Plan, either individually or collectively as the case may be.”

3. The definition of “Prime Rate” is deleted in its entirety.

4. A new definition, “Prior Employer Five-Year Sub-Account,” is added, effective July 14, 2009, to provide as follows:

“Prior Employer Five-Year Sub-Account – That portion of the Individual Account of a Participant attributable to an employer matching contribution sub-account that has been transferred into, or merged into, this Plan and which is subject to the standard five-year graded vesting schedule, and earnings or losses thereon.”

5. A new definition, “Prior Employer Six-Year Money Purchase Sub-Account,” is added, effective July 14, 2009, to provide as follows:

“Prior Employer Six-Year Money Purchase Sub-Account – That portion of the Individual Account of a Participant attributable to a money purchase plan contribution sub-account that has been transferred into, or merged into, this Plan and which is subject to the standard six-year graded vesting schedule, and earnings or losses thereon.”

6. A new definition, “Prior Employer Six-Year Sub-Account,” is added, effective July 14, 2009, to provide as follows:

“Prior Employer Six-Year Sub-Account – That portion of the Individual Account of a Participant attributable to a profit sharing contribution sub-account that has been transferred into, or merged into, this Plan and which is subject to the standard six-year graded vesting schedule, and earnings or losses thereon.”

7. A new definition, “Qualified Military Service,” is added to provide as follows:

“Qualified Military Service – Qualified military service as defined in Code Section 414(u)(5) and Chapter 43 of Title 38 of the United States Code.”

8. The definition of “Individual Account” and Section 4.1(a)are amended by following the phrase “Prior Focus Plan Match Sub-Account” with the phrases “Prior Employer Five-Year Sub-Account,” “Prior Employer Six-Year Money Purchase Sub-Account” and “Prior Employer Six-Year Sub-Account.”

9. The definition of “Vested Employer Stock Dividend Sub-Account” is amended by following the phrase “Prior Focus Plan Match Sub-Account” with the phrases “Prior Employer Five-Year Sub-Account” and “Prior Employer Six-Year Sub-Account.”

10. The definition of “Vested Money Purchase Plan Dividend Sub-Account” is amended by following the phrase “Prior LabOne Money Purchase Plan Sub-Account” with the phrase “or Prior Employer Six-Year Money Purchase Sub-Account.”

11. Section 3.11 is amended in its entirety to provide as follows:

“3.11 USERRA

          Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with the provisions of USERRA and Code Section 414(u). An Employee who is absent from employment solely by reason of Qualified Military Service shall be subject to the following special rules and have the privileges described below:

          (a) If, at the time of the commencement of his absence for Qualified Military Service, the Employee was not yet a Participant solely by reason of his failure to satisfy the minimum service requirements of the Plan, he shall be deemed to have become a Participant as of the Entry Date on which he would otherwise have become a Participant had such employment not been interrupted by Qualified Military Service.

          (b) Solely for the purposes of determining all limitations applicable under the Plan and the Code, all “make-up contributions” by the Participant or the Employer pursuant to this Section shall be deemed to be made in the Plan Year in which originally missed. For the purposes of applying these limitations, the Participant will be imputed with Compensation in an amount equal to the amount he would have earned during his period of Qualified Military Service in the Plan Year (or the fraction thereof) had he been employed through the entirety of such period as an Eligible Employee at his regular rate of wages or salary in effect (including any contractual holiday, vacation or sick pay, contractual bonuses and other contractual direct remuneration) immediately prior to the commencement of such Qualified Military Service.

          (c) A Participant who resumes employment with the Employer following Qualified Military Service within the time during which his reemployment rights are protected by the provisions of USERRA shall be entitled to make up missed Employee Pre-Tax Contributions which he could have made but for such Qualified Military Service at any time during the period commencing with his resumption of employment with the Employer (whether or not then an Employee eligible to participate in the Plan) and ending on the earliest to occur of: (1) the date that occurs five (5) years from the date on which such Qualified Military Service absence commenced; (2) the date on which his employment terminates after having been resumed following Qualified Military Service; or (3) the date that occurs after a passage of time commencing on his resumption of employment following Qualified Military Service which is equal to three (3) times the duration of such absence for Qualified Military Service. Any such “make-up” Employee Pre-Tax Contributions shall be made by payroll withholding unless otherwise permitted by applicable Regulations.

          (d) To the extent that the Employer is required to make contributions to the Plan for a Participant in order to comply with the provisions of USERRA and Code Section 414(u), such contributions shall be made when he presents himself to resume services as an Employee of an Employer or an Affiliate within the time his reemployment rights are protected by federal law.

          (e) To the extent a Participant makes “make-up” Employee Pre-Tax Contributions described in paragraph (c) above, the Employer shall contribute for allocation to his Employer Matching Contributions Account an amount equal to the Employer Matching Contributions that would have been made for his benefit if his make-up Employee Pre-Tax Contributions had been made at the time his imputed Deferral Compensation would have been earned (without adjustment to reflect investment gains or losses or income or expenses that would have been attributable thereto).

          (f) Effective January 1, 2007, if a Participant dies while in Qualified Military Service, his Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then immediately severed from employment on account of death.

(g) In addition,

(1) if a Participant in Qualified Military Service elects to receive a distribution from the Plan on account of his severance from employment pursuant to Section 6.6(d), he shall not be permitted to make Employee Pre-Tax Contributions during, or to “make-up” Employee Pre-Tax Contributions with respect to, the six-month period beginning on the date of the distribution; and

          (2) a Participant in Qualified Military Service receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment, and the differential wage payment shall be treated as Deferral Compensation and as Section 415 Compensation.”

12. Section 4.5 is amended by following the phrase “Prior Focus Plan Match Sub-Account” with the phrases “Prior Employer Five-Year Sub-Account,” “Prior Employer Six-Year Sub-Account” and “Prior Employer Six-Year Money Purchase Sub-Account.”

13. Section 5.5(b)(2)(A) is amended in its entirety to provide as follows:

          “(A) A Participant shall at all times be 100% vested in each portion of his Individual Account other than his Prior ESOP Employer Stock Sub-Account, his Prior ESOP Employer Contributions Sub-Account, his Prior Employer Match Sub-Account, his Prior Focus Plan Match Sub-Account, his Prior Unilab Employer Contribution Sub-Account, his Prior LabOne Money Purchase Sub-Account, his Prior LabOne Employer Match Sub-Account, his Prior Employer Five-Year Sub-Account, his Prior Employer Six-Year Money Purchase Sub-Account and his Prior Employer Six-Year Sub-Account (i.e., he is 100% vested in his Employee Regular Pre-Tax Sub-Account, Employee Pre-Tax Catch-Up Sub-Account, Employee After-Tax Sub-Account, Employer Matching Sub-Account, Employer Stock Matching Sub-Account, Partnership Sub-Account, Rollover Sub-Account, ESOP Diversification Sub-Account, Money Purchase Pension Plan Sub-Account, Prior Plan Employer Contribution Sub-Account, Prior Plan Employer Qualified Sub-Account, CBCLS Employer Contribution Sub-Account, Prior Profit Sharing Sub-Account, Post-1999 Cash Match Sub-Account and Qualified Nonelective Contribution Sub-Account).”

14. Section 5.5(b)(2)(I) is renumbered as Section 5.5(b)(2)(K) and new Sections 5.5(b)(2)(I) and (J) are added to provide as follows:

“(I) A Participant shall have a vested interest in the following percentage of his Prior Employer Five-Year Sub-Account (if any):

Years of Vesting Service	Vested Interest

0	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

(J) A Participant shall have a vested interest in the following percentage of his Prior Employer Six-Year Money Purchase and Prior Employer Six-Year Sub-Accounts (if any):

Years of Vesting Service	Vested Interest

0-1	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

15. A new Section 5.5(d) is added to provide as follows:

          “(d) Withdrawal of Vested Portion — If a withdrawal is made at a time when a Participant has a vested right to less than 100% of the value of his entire Account and the non-vested portion of his Account has not yet been forfeited pursuant to paragraph (b) above:

(1) separate sub-accounts shall be established for the Participant’s interest in his non-vested sub-accounts as of the time of distribution; and

(2) at any relevant time the Participant’s vested portion of the separate sub-accounts shall be an amount (“X”) determined by the formula:

X=P(AB+ (RxD))-(RxD).

For purposes of the above formula: P is the vested percentage at the relevant time; AB is the particular sub-account balance at the relevant time; D is the amount of the distribution; and R is the ratio of such sub-account balance at the relevant time to such sub-account balance after distribution.”

16. A new Section 5.5(e) is added to provide as follows:

          “(e) If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s vested percentage, each Participant who has completed three (3) or more Years of Vesting Service, may elect, within the period described below, to have his vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter or, if later, 60 days after the later of:

(1) the date on which such amendment becomes effective; and

(2) the date on which the Participant is issued written notice of such amendment by the Committee.”

17. Section 5.9(f) is renumbered as Section 5.9(g) and a new Section 5.9(f) is added to provide as follows:

“(f)

Notwithstanding Sections 5.9(c) – (e), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. Further, and notwithstanding Section 5.11(b)(1), for purposes of the direct rollover provisions of Section 5.11, 2009 RMDs and Extended 2009 RMDs (both as defined above) also will be treated as eligible rollover distributions in 2009.”

18. All references in Section 5.9(b) to subsections (b) – (e) are changed to be references to subsections (b) – (f).

19. Section 6.1(b) is amended in its entirety to provide as follows:

“(b)

Except with respect to pre-existing loans transferred to or merged into this Plan, a Participant may have only one (1) loan outstanding at any time. For purposes of this subsection (b), a loan that is in default under subsection (e) is treated as outstanding.”

20. Section 6.1(e) is amended in its entirety, effective December 1, 2009, to provide as follows:

“(e)

Each loan shall be secured by one-half of the value of the vested portion of the Participant’s Individual Account balance; shall bear interest at a rate of one percent (1%) above the prime rate (as determined in accordance with the Plan’s administrative procedures) in effect on the first day of the calendar quarter during which the loan is applied for; shall be repaid in accordance with a reasonable repayment schedule requiring substantially level payments of principal and interest; and shall be evidenced by a written promissory note setting forth the terms of the loan. A Participant may prepay the entire outstanding loan balance without penalty. Except for an outstanding loan upon a Participant’s retirement, Total and Permanent Disability, termination of employment pursuant to subsection (i) or prepayment pursuant to the previous sentence, all loans shall be repaid by payroll deduction.”

21. Section 6.1(g) is amended in its entirety to provide as follows:

“(g)

Each loan shall be considered a separate investment option of the Individual Account of the Participant. Notwithstanding Section 4.1(c), when a loan is made, the amount of the loan shall be withdrawn from sub-accounts within the Participant Individual Account among the separate Investment Options in which each sub-account is invested and transferred to a segregated loan account maintained in his name. The loan amount shall be withdrawn from the vested portions of the sub-accounts within the Individual Account in such order as the Committee shall determine. Within each sub-account, the loan amount shall be withdrawn from the separate Investment Options on a pro-rata basis based on the Participant’s outstanding Investment Option specification. Payments of principal and interest against a loan shall thereafter be allocated ratably among the sub-accounts from which the loan was withdrawn and invested in accordance with a Participant’s outstanding Investment Option specification.”

22. Section 6.1(l) is amended in its entirety to provide as follows:

“(l)

A married Participant with a sub-account arising from a money purchase plan may not make a loan under this Section 6.1 from such sub-account or from the Vested Money Purchase Plan Dividend Sub-Account unless, during the 180-day period ending on the date on which the loan is secured, his spouse has filed a written consent with the Committee, consenting to such loan, which consent shall be notarized, or witnessed by a member of the Committee, and shall acknowledge the effect of the loan.”

23. Section 6.2(a) is amended in its entirety to provide as follows:

“(a)

Upon making an Appropriate Request, and with the approval of the Committee, a Participant shall be allowed to withdraw all or part of the value of the vested portion of his Individual Account which is available under subsection (e) while still employed by the Employer. Withdrawn amounts may not be repaid to the Trust Fund. Withdrawals shall be charged against the available sub-accounts within the Individual Account in such order as the Committee shall determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options on a pro-rata basis based on the Participant’s outstanding Investment Option specification.”

24. Section 6.2(e) is amended in its entirety to provide as follows:

“(e)

A Participant’s hardship withdrawal under this Section 6.2 may not be made from a sub-account arising from a money purchase plan, from qualified matching or safe harbor matching contributions, from qualified non-elective contributions, from the Vested Money Purchase Plan Dividend Sub-Account or, with respect to sub-accounts arising from employee pre-tax contributions, from earnings thereon allocated to such sub-accounts as of a date after December 31, 1988.”

25. Section 6.3(b) is amended in its entirety to provide as follows:

“(b)

In addition to the withdrawals available under Section 6.2, a Participant shall be allowed to withdraw all or part of the value of the vested portion of his Individual Account upon attainment of age 59½. Notwithstanding the preceding sentence, a Participant’s withdrawal under this Section 6.3(b) may not be made from a sub-account arising from a money purchase plan or from the Vested Money Purchase Plan Dividend Sub-Account. Withdrawals shall be charged against the available sub-accounts within the Individual Account in such order as the Committee shall determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options on a pro-rata basis based on the Participant’s outstanding Investment Option specification.”

26. Section 6.5(a) is amended in its entirety to provide as follows:

“(a)

Cash dividends on Employer Stock which are received on a Participant’s Prior LabOne Employer Match Sub-Account, Prior ESOP Employer Contribution Sub-Account, Prior Employer Match Sub-Account, Prior Focus Plan Match Sub-Account, Prior Employer Five-Year Sub-Account, Prior Employer Six-Year Sub-Account and Prior Unilab Employer Contribution Sub-Account which are allocated to the Employer Stock Fund shall be directed to the Vested Employer Stock Dividend Sub-Account when received by the Trust and shall become 100% vested upon receipt.”

27. Section 6.5(b) is amended in its entirety to provide as follows:

“(b)

Cash dividends on Employer Stock which are received on a Participant’s Prior LabOne Money Purchase Plan Sub-Account and Prior Employer Six-Year Money Purchase Sub-Account which are allocated to the Employer Stock Fund shall be directed to the Vested Money Purchase Plan Dividend Sub-Account when received by the Trust and shall become 100% vested upon receipt.”

28. Section 6.6 is amended in its entirety to provide as follows:

“6.6 Qualified Reservist Distribution

(a)

Upon making an Appropriate Request, a Participant who enters Qualified Military Service for a period in excess of 179 days or an indefinite period shall be allowed to withdraw all or part of the value of his Individual Account attributable to part or all of his Employee Pre-tax Contributions.

(b) In order to be eligible for a distribution described in (a) above, the Participant must be ordered or called to active duty after September 11, 2001.

(c) The distribution under this Section must be made during the period beginning on the date of such order or call and ending no later than the close of the period of active duty.

(d)

Effective January 1, 2010, a Participant in Qualified Military Service for a period of more than 30 days shall be deemed to have incurred a severance from employment and may elect to receive a distribution from the Plan on account of his severance from employment.”

29. Section 7.3 is amended in its entirety to provide as follows:

“One of the Investment Options may be the Employer Stock Fund, which will be invested in Employer Stock, provided such stock qualifies as qualifying employer securities within the meaning of ERISA Section 407(d)(5). The Plan is intended to be an eligible individual account plan under ERISA Section 407(d)(3). The portion of the Plan comprised of the Employer Stock Fund shall be an employee stock ownership plan under Code Sections 409 and 4975(e)(7) which shall include the share distribution requirements of Code Section 409(h) and the participant pass-through voting rights required under Code Section 409(e). The level of Plan assets invested in such fund shall be determined by Participants’ Investment Option specifications and, subject to any restrictions that may be imposed under Section 2.4, may consist of up to 100% of all Plan assets; provided that in no event may any portion of a Participant’s Account be required to be maintained in the Employer Stock Fund. With respect to the Employer Stock Fund, the Plan is intended to comply with the Corporation’s securities law compliance policy and with applicable federal securities laws.”

30. Appendix A is amended in its entirety to provide as follows in the attached Appendix A.

31. The first table in Appendix B is amended in its entirety to provide as follows in the attached Appendix B.

32. Appendix C is deleted in its entirety.

33. In all other respects, the Plan shall remain unchanged by this Amendment.

          As evidence of its adoption of this Amendment, Quest Diagnostics Incorporated has caused this instrument to be signed by its authorized officer this 22nd day of December, 2009, generally effective as of January 1, 2009, except as specifically stated herein.

QUEST DIAGNOSTICS INCORPORATED

By:/s/	David W. Norgard

Title:	Vice President, Human Resources

Appendix A

The Plan allows employers other than Quest Diagnostics to adopt its provisions. Except as specifically provided below, the names (and jurisdictions of organization) of employers who, as of January 1, 2009, have adopted this Plan are:

American Medical Laboratories, Incorporated (DE)
APL Properties Limited Liability Company (NV)
Central Plains Holdings, Inc. (KS)
C & S Clinical Laboratory, Inc. (NJ)
Diagnostics Reference Services Inc. (MD)
DPD Holdings Inc. (DE)
Enterix, Inc. (DE)
ExamOne Worldwide, Inc. (PA)
ExamOne Worldwide of NJ, Inc. (NJ)
Focus Diagnostics, Inc. (DE)
Focus Technologies Holding Company (DE)
HemoCue, Inc. (CA)
LabOne, Inc. (MO)
LabOne, L.L.C. (KS)
LabOne of Ohio, Inc. (DE)
Labportal, Inc. (DE)
Lifepoint Medical Corporation (DE)
Medplus, Inc. (OH)
Metwest Inc. (DE)
Nichols Institute Diagnostics (CA)
Nomad Massachusetts, Inc. (MA)
OralDNA Labs, Inc. (DE)	Effective January 1, 2010
Osborn Group Inc. (DE)
Quest Diagnostics Clinical Laboratories, Inc. (DE)
Quest Diagnostics Holdings Incorporated (DE)
Quest Diagnostics Nichols Institute (CA) (formerly Quest Diagnostics Incorporated (CA))
Quest Diagnostics Incorporated (MD)
Quest Diagnostics Incorporated (MI)
Quest Diagnostics Incorporated (NV)
Quest Diagnostics Nichols Institute, Inc. (VA)
Quest Diagnostics LLC (CT)
Quest Diagnostics LLC (IL)
Quest Diagnostics LLC (MA)
Quest Diagnostics of Pennsylvania Inc. (DE)
Quest Diagnostics of Puerto Rico, Inc. (PR)
Quest Diagnostics Provider Network, LLC (CO)
Quest Diagnostics Ventures LLC (DE)
Specialty Laboratories, Inc. (CA)
Unilab Corporation (DE)
Valcor Associates Inc. (PA)

Associated Pathologists, Chartered (NV)
Associated Diagnostic Pathologists, Inc. (CA)

Appendix B

          The Merger Date for each Merged Plan is set forth below:

Name	Merger Date

Advance Medical & Research Center, Inc. Retirement Plan	May 1, 1990
Continental Bio Clinical Laboratory Service, Inc. Profit Sharing and Retirement Savings Plan	January 1, 1992
Statlab, Inc. Retirement Plan	March 1, 1993
CPF/MetPath Savings and Retirement Plan	July 1, 1993
Clinical Pathology Facility, Inc. Pension Plan	July 1, 1993
DeYor Laboratories 401(k) Profit Sharing Plan and Trust	January 1, 1994
The Profit Sharing Plan and Trust Agreement for Employees of MetWest Inc.	April 1, 1994
Maryland Medical Laboratory, Inc. 401(k) Profit Sharing Plan and Trust	January 1, 1995
Nichols Institute 401(k) Plan	January 1, 1995
Podiatric Pathology Laboratories, Inc. Profit Sharing Plan	January 1, 1995
MedPlus, Inc. 401(k) Plan	January 2, 2002
LabPortal, Inc. 401(k) Plan	July 1, 2002
AML-East 401(k) Plan	January 3, 2003
APL Healthcare Group Inc. Profit Sharing and 401(k) Plan	January 3, 2003
Clinical Diagnostics Services 401(k) Plan	June 2, 2003
Unilab 401(k) Plan	January 2, 2004
LabOne, Inc. Profit Sharing 401(k) Plan	March 1, 2007
LabOne, Inc. Money Purchase Pension Plan	March 1, 2007
Focus Diagnostics, Inc. Profit Sharing and 401(k) Plan	March 13, 2008
HemoCue, Inc. 401(k) Profit Sharing Plan	July 14, 2009